UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 18, 2012

SEACHANGE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA		01720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code:	(978) 897-0100

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of CFO

On January 18, 2012, Michael Bornak was appointed as SeaChange’s Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration.  The selection of Mr. Bornak to serve in such capacities was not pursuant to any arrangement or understanding with respect to any other person.  In addition, there are no family relationships between Mr. Bornak and any director or other executive officer of SeaChange and there are no related persons transactions between SeaChange and Mr. Bornak reportable under Item 404(a) of Regulation S-K.

Mr. Bornak, age 49, previously served from September 2009 until now as the Chief Financial Officer of Tollgrade Communications, Inc., a test and measurement telecommunications and utility company.  From June 2008 to July 2009 he was Chief Financial Officer of Solar Power Industries, Inc., a solar energy product manufacturer.  From February 2006 to June 2008, Mr. Bornak was the Chief Financial Officer of MHF Logistical Solutions, Inc., a logistics company serving primarily the nuclear and hazardous/ non-hazardous waste industries.

Pursuant to the terms of an offer letter made by SeaChange to Mr. Bornak, Mr. Bornak will be employed by SeaChange on an at-will basis as its Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration.  Mr. Bornak will receive an annualized salary of $279,000 and a one-time award of options to purchase 25,000 shares of SeaChange’s common stock, $.01 par value per share (“Common Stock”), at an exercise price of $6.74 per share, to vest on January 31, 2013.  Mr. Bornak will additionally be eligible to participate in SeaChange’s fiscal 2013 performance based executive compensation plan, with terms to be determined by SeaChange’s Compensation Committee.  To assist in Mr. Bornak’s transition, SeaChange will provide him with up to $36,000 in reimbursement of documented expenses.  The offer letter further provides that if SeaChange terminates Mr. Bornak’s employment without cause within one year following the appointment of a new Chief Executive Officer, SeaChange will offer Mr. Bornak salary and benefits continuation for 52 weeks following termination and a bonus payment pro-rated against goal achievement prior to termination.

As an employee of SeaChange, Mr. Bornak will also be eligible to participate in the benefits offered to SeaChange’s employees generally, including medical and dental coverage, life and accidental death and disability (AD&D) insurance, and SeaChange’s 401(k) plan with a matching contribution of up to 25% of the first 6% of compensation contributed by the participant to the 401(k) plan.

Change-In-Control Agreement

In connection with assuming this position, Mr. Bornak and SeaChange will enter into a Change-in-Control Severance Agreement (the “Change-in-Control Agreement”), effective January 23, 2012, the terms of which are substantially similar to those agreements previously entered into by SeaChange with its other senior executive officers and described in SeaChange’s 2011 proxy statement.  The form of Mr. Bornak’s Change-in-Control Agreement is filed as Exhibit 10.1 attached hereto.

The Change-in-Control Agreement is designed to provide an incentive to Mr. Bornak to remain with SeaChange leading up to and following a Change in Control.  For purposes of the Change-in-Control Agreement, “Change in Control” means (i) the members of the Board of Directors of SeaChange at the beginning of any consecutive 12-calendar month period (“Incumbent Directors”) ceasing for any reason other than death to constitute at least a majority of the Board, provided that any director whose election, or nomination for election, was approved by at least a majority of the members of the Board then still in office who were members of the Board at the beginning of the 12-calendar month period shall be deemed to be an Incumbent Director; (ii) any consolidation or merger whereby the stockholders of SeaChange immediately prior to the consolidation or merger do not, immediately after the consolidation or merger, beneficially own shares representing 50% or more of the combined voting power of the securities of the corporation (or its ultimate parent corporation) issuing cash or securities in the consolidation or merger; (iii) any sale or other transfer of all or substantially all of the assets of SeaChange to another entity, other than an entity of which at least 50% of the combined voting power is owned by stockholders in substantially the same proportion as their ownership of SeaChange prior to the transaction; (iv) any approval by the stockholders of SeaChange of a plan for liquidation or dissolution of SeaChange; or (v) any corporation or other person acquiring 40% or more of the combined voting power of SeaChange.

Immediately prior to a Change in Control, all of Mr. Bornak’s unvested stock options and stock appreciation rights automatically vest and become immediately exercisable and any and all restricted stock and restricted stock units then held by Mr. Bornak shall fully vest and become immediately transferable free of restriction, other than those imposed by applicable law.  In the event of a subsequent termination of Mr. Bornak’s employment for any reason, all of Mr. Bornak’s stock options become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination.  If within one year following a Change in Control the employment of Mr. Bornak is terminated (i) by SeaChange other than for specified cause, death or disability, or (ii) by Mr. Bornak for specified good reason, Mr. Bornak shall be entitled to the following: (a) one times Mr. Bornak’s annual base salary plus Mr. Bornak’s bonus for the current year calculated on a pro-rated basis; (b) for a period of one year, continued health, life and disability benefits; (c) outplacement services for up to one year following termination; (d) up to $5,000 of financial planning services; and (e) accrued vacation pay.

The foregoing summary of the Change-in-Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change-in-Control Agreement attached hereto as Exhibit 10.1.

Equity Awards to Interim CEO

On January 18, 2012, SeaChange’s Compensation Committee approved the following equity awards to Raghu Rau, SeaChange’s interim Chief Executive Officer:

•
an award of 25,000 restricted stock units for shares of SeaChange’s Common Stock (“RSUs”), to vest annually over a period of three years beginning November 30, 2011, the date Mr. Rau was appointed interim Chief Executive Officer;

•
awards of 5,796 RSUs to be issued as a base salary equivalent on the first day of each month commencing December 2011 and ending November 2012, for so long as Mr. Rau continues serving as interim Chief Executive Officer, each award to vest on the last day of the month in which such award is issued, with grants subject to acceleration upon the achievement of specified performance goals; and

•
an award of options to purchase 150,000 shares of Common Stock at an exercise price of $6.74 per share, one-half of such options to vest based on the achievement of specified performance goals, and the other half of such options to vest at the rate of 33.33% on the first anniversary of November 30, 2011 and an additional 8.34% at the end of each quarter thereafter.

Item 7.01.  Regulation FD Disclosure.

On January 19, 2012, SeaChange issued a press release regarding Mr. Bornak’s appointment as SeaChange’s Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached and incorporated herein by reference is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  This information shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by SeaChange, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are attached to this report:

Exhibit No.	Description

10.1	Form of Change-in-Control Severance Agreement by and between SeaChange International, Inc. and Michael Bornak.

99.1	Press release issued by SeaChange International, Inc., dated January 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Raghu Rau
Raghu Rau
Chief Executive Officer

Dated:  January 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change-in-Control Severance Agreement by and between SeaChange International, Inc. and Michael Bornak.

99.1	Press release issued by SeaChange International, Inc., dated January 19, 2012.